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                                                                     Exhibit 4.3



                              AMENDED AND RESTATED
                                    BYLAWS OF

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

               (AS AMENDED AND RESTATED THROUGH NOVEMBER 19, 1998)



                                    ARTICLE I

                                     OFFICES

               In addition to the required principal office, Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation") may have such offices at such places, both within and without the State of Maryland, as the Board of Directors from time to time determines or as the business of the Corporation from time to time requires.


                                   ARTICLE II

                          MEETINGS OF THE STOCKHOLDERS

               SECTION 1. ANNUAL MEETINGS. Annual meetings of the stockholders shall be held on such date and at such time and at such place in the United States (within or without the State of Maryland) as is designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting the stockholders shall elect Directors and shall transact such other business as may properly be brought before the meeting.

               SECTION 2. SPECIAL MEETINGS. Unless otherwise prescribed by law, the Articles of Incorporation or these Bylaws, special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board or any two or more Directors, or by the Secretary upon the written request of stockholders owning not less than a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any such meeting. Special meetings shall be held at such place in the United States (within or without the State of Maryland) as is designated by the Board of Directors and stated in the notice of the meeting. Requests for special meetings shall state the purpose or purposes of the proposed meeting. Unless requested by stockholders entitled to cast a majority of all votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months.

               Within twenty (20) days after the Corporation receives a stockholder request for the calling of a special meeting, the Board of Directors shall designate the date on which such meeting is to be held and the Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting, and on payment of those costs to the Corporation, notify each stockholder entitled to notice of the meeting. Any such special meeting shall be held on a date not earlier than the twentieth (20th) day, and not later than the ninetieth (90th) day, following the date on which such notice is given.
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               Notwithstanding the foregoing, if as of the date a stockholder request for a special meeting is received or within twenty (20) days thereafter, the Board of Directors has called or calls a meeting of stockholders (whether annual or special) for a purpose or purposes other than the purpose(s) stated in the stockholder request, the Board of Directors need not call, and the Secretary need not give notice of, a separate and additional meeting of stockholders if
(i) the Board of Directors determines in good faith that calling such a separate and additional meeting would require the Corporation to incur undue cost and expense, and (ii) the Secretary notifies both the requesting stockholder(s) and all other stockholders entitled to vote, within twenty (20) days after the Corporation receives the stockholder request, that the matter(s) proposed by the requesting stockholder(s) to be considered at a special meeting may be proposed and considered at the meeting otherwise called by the Board of Directors. In addition, if not later than the thirtieth (30th) day prior to the date on which any special meeting called by the Board of Directors pursuant to a stockholder request is to be held, the Board of Directors determines in good faith to present for consideration by the stockholders of the Corporation one or more matters other than those proposed by the requesting stockholder(s) to be so considered, the Board of Directors may postpone the previously called special meeting for a period of up to sixty (60) days following the date on which notice of such postponement is given. Notice of such postponement and of the additional matter(s) to be considered at such meeting shall be given by the Secretary not later than the thirtieth (30th) day prior to the originally scheduled meeting date.

               SECTION 3. PRESIDING OFFICERS. Meetings of the stockholders shall be presided over by the Chairman of the Board or by the President (as determined by the Board of Directors) or, if the Chairman of the Board and the President are not present, by a Vice President, or, if a Vice President is not present, such person who is chosen by the Board of Directors, or, if none, by a person to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and be represented at such meeting. The secretary of meetings shall be the Secretary of the Corporation, or an Assistant Secretary or such other person as may be chosen by the Board of Directors, or, if none, such person who is chosen by the chairman of the meeting.

               The presiding officer at a meeting of the stockholders shall have all power and authority vested in a presiding officer by law or practice, including, without limitation, the authority to determine whether the nomination of any person is made in compliance with applicable provisions of these Bylaws (and to refuse to acknowledge the nomination of any person not made in such compliance); to determine whether any item of business proposed to be brought before the meeting has been properly brought (and to declare that any business not so brought shall be disregarded and not transacted); to establish rules pertaining to reasonable time limits and the amount of time that may be taken up in remarks by any stockholder or group of stockholders and otherwise pertaining to the conduct of the meeting; and to otherwise decide all matters relating to the conduct of the meeting. The presiding officer may appoint a parliamentarian and one or more sergeants-at-arms. The parliamentarian may advise the presiding officer upon matters relating to the conduct of the stockholders' meeting. The sergeant- or sergeants-at-arms shall have authority to take any and all actions that such persons deem necessary or appropriate to assure that the meeting is conducted with decorum and in an orderly manner, including, without limitation, authority to expel or cause the expulsion of any person who the presiding officer determines is failing to comply with the rules concerning the conduct of, or is otherwise disrupting, the meeting.

               SECTION 4. ADJOURNMENTS. Whether or not a quorum is present at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business which might have been transacted at a meeting as originally called may be transacted at any meeting held after adjournment

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as provided in this Section 4, if a quorum is present in person or by proxy at such reconvened meeting.


               SECTION 5. PROXIES. Whenever the vote or consent of stockholders is required or permitted, such vote or consent may be given by a stockholder in person or by proxy. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the stockholder or the stockholder's duly authorized agent and filed with the Secretary of the Corporation. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the stockholder executing it specifies therein the length of time for which it is to continue in force. At a meeting of stockholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the secretary of the meeting unless inspectors of election are appointed pursuant to Section 6 of this Article II, in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

               SECTION 6. INSPECTORS OF ELECTION. In advance of any meeting of the stockholders, the Board of Directors may appoint any one or more persons (other than nominees for office) to act as inspectors of election at the meeting or any adjournment thereof. If no inspector of election is so appointed, the presiding officer of the meeting may, and on the request of any stockholder or any stockholder's proxy shall, appoint one or more such inspectors of election. The number of inspectors shall be either one (1) or three (3), as determined by the presiding officer; provided, however, that if such inspector(s) is or are to be appointed at the meeting on the request of one or more stockholders or proxies, the holders of a majority of the total number of shares represented at the meeting (in person or by duly executed proxy) shall determine whether one
(1) or three (3) inspectors are to be appointed. If any person appointed as inspector of election fails to appear at the meeting or fails or refuses to act as inspector, the presiding officer of the meeting may, and upon the request of any stockholder or any stockholder's proxy shall, appoint a person to fill that vacancy. The inspectors of election shall:

               (a) Determine the number of shares of capital stock outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

               (b) Receive votes, ballots or consents;

               (c) Count and tabulate all votes or consents;

               (d) Determine and report to the Corporation the results of the voting; and

               (e) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

               On request of the presiding officer of the meeting or of any stockholder or any stockholder's proxy, the inspector(s) of election shall make a report in writing of any question or other matter determined by him or them and execute a certificate of any facts found by him or them.

               If there are three (3) inspectors of election, the decision, act, report or certificate of a majority shall be effective in all respects as the decision, act, report or certificate of the inspectors.

               SECTION 7. BUSINESS. Except as may be otherwise provided by applicable law, the only business that shall be conducted at any meeting of the stockholders (other than matters incident to the

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conduct of the meeting) shall be business brought before the meeting by or at the direction of the Board of Directors or by a stockholder who complies with the procedures set forth in this Section 7.

               Except as otherwise provided by Section 2 of this Article III or by applicable law, the only business that shall be conducted at any meeting of the stockholders shall (i) have been specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise be brought before such meeting by or at the direction of the Board of Directors or the presiding officer of the meeting, or (iii) be otherwise properly brought before the meeting by or on behalf of a stockholder who shall have been a stockholder of record on the record date for such meeting, who shall continue to be entitled to vote thereat, and who shall have complied with the procedures set forth in the remainder of this Section 7. In addition to any and all other applicable requirements, for business to be properly brought before a meeting of the stockholders by a stockholder, the stockholder must have given timely notice thereat in writing to the Secretary. To be timely, a stockholder's notice must be delivered personally, or mailed to and received at, the principal executive offices of the Corporation (i) in the case of an annual meeting, not earlier than the close of business on the 75th day nor later than the close of business on the 50th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to such annual meeting and not later than the close of business on the later of the 50th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation, or (ii) in the case of a special meeting, within ten days of the earlier of (a) the date that notice of the meeting was mailed in accordance with
Article II hereof or prior public disclosure of the date of the meeting was made, or (b) the date that a request for a special meeting was made by a stockholder in accordance with Section 2 of Article II hereof.

               A stockholder's notice to the Secretary shall set forth (i) a description of each item of business the stockholder proposes to bring before the meeting and the wording of the proposal, if any, to be submitted for a vote of the stockholders with respect thereto; (ii) the name and address of the stockholder; (iii) the class and number of shares of stock of the Corporation held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been publicly disclosed) and as of the date of such notice; and (iv) all other information that would be required to be included in a proxy statement filed with the Securities and Exchange Commission (the "SEC") if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934 as in effect on June 25, 1998 (the "Exchange Act"), as from time to time amended.

               SECTION 8. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.



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                                   ARTICLE III

                                    DIRECTORS

               SECTION 1. NUMBER; TENURE. The number of directors of the Corporation shall be not less than three (3) nor more than fifteen (15), and, within these limits, may be fixed, increased or decreased from time to time by a majority of the entire Board of Directors, but no such action may affect the tenure of office of any director.

               The directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders (i) directors elected to succeed the class of directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director of the class to hold office until his or her successor shall have been duly elected and qualified and (ii) except as otherwise required by law, if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

               SECTION 2. NOMINATION OF DIRECTORS. Nominations of persons for election to the Board of Directors at an annual meeting of the stockholders may be made at such meeting only by or at the direction of the Board of Directors, by any nominating committee or person(s) appointed by the Board of Directors, or by any stockholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.

               Any stockholder entitled to vote for the election of Directors may nominate one or more persons for election to the Board of Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered personally to the Secretary at, or been mailed to the Secretary and received at, the principal executive offices of the Corporation not earlier than the close of business on the 75th day nor later than the close of business on the 50th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to such annual meeting and not later than the close of business on the later of the 50th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice to the Secretary shall set forth: (i) the name and address of the stockholder who intends to make the nomination(s) and of the person or persons to be nominated; (ii) the class and number of shares of stock of the Corporation that are held of record, beneficially owned and represented by proxy by such stockholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such notice; (iii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of any contract, arrangement or understanding between such stockholder and each nominee and any other person or persons (naming such person or person) pursuant to which the nomination or nominations are to be made by such stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in a proxy statement used in a solicitation of proxies for the election of directors which solicitation was subject to the rules and regulations of the SEC under
Section 14 of the Exchange Act; and (vi) the consent of each nominee to serve as a Director of the Corporation if so elected.

               No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

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               SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be chosen by the vote of a majority of the entire Board of Directors. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall be, ex officio, a member of all standing committees, but shall not in the capacity as Chairman of the Board be deemed an officer of the Corporation.

               SECTION 4. VACANCIES. Except as otherwise required by law, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from any cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the numbers of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

               SECTION 5. RESIGNATION. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Present, or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof. A resignation need not be accepted in order for it to be effective.

               SECTION 6. PLACE OF MEETINGS. Each meeting of the Board of Directors shall be held at such place within or without the State of Maryland as is fixed from time to time by resolution of the Board of Directors (or, in the absence of such resolution, as specified in the notice of such meeting).

               SECTION 7. ANNUAL MEETING. Promptly following each Annual Meeting of Shareholders, a meeting of the Board of Directors shall be held for the purpose of electing officers and transacting other business. Notice of such meetings need not be given.

               SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors need not be held.

               SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, and the Chairman of the Board shall call a special meeting at any time upon the written request of two (2) directors. Written notice of the time and place of a special meeting shall be given to each director, either personally or by sending a copy thereof by mail or by telecopier to his or her address appearing on the books of the Corporation or theretofore given by him or her to the Corporation for the purpose of notice. In case of personal service or notice by telecopier, such notice shall be so delivered at least twenty-four (24) hours prior to the time fixed for the meeting. If such notice is mailed it shall be deposited in the United States mail at least seventy-two (72) hours prior to the time fixed for the holding of the meeting. Notice of a meeting may be given by the Chairman of the Board, the Directors requesting the meeting or the Secretary.

               SECTION 10. ADJOURNMENTS. A quorum of the directors may adjourn any meeting of the Board of Directors to meet again at a stated day and hour. In the absence of a quorum a majority of the directors present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the Board of Directors. Notice of the time and place of an adjourned meeting need not be given to any director of the time and place is fixed at the meeting adjourned.

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               SECTION 11. COMPENSATION. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board of Directors. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.


               SECTION 12. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting and without prior notice if a written consent in lieu of such meeting which sets forth the action so taken is signed either before or after such action by all directors. All written consents shall be filed with the minutes of the Board's proceedings.

               SECTION 13. MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATIONS. The Board of Directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person at such meeting. A written record shall be made of all actions taken at any meeting conducted by a means of a conference telephone or similar communications equipment.

               SECTION 14. TRANSACTIONS WITH INTERESTED PERSONS. (a) Notwithstanding anything to the contrary contained in these Bylaws, in addition to any affirmative vote required either by law, the Partnership Agreement, the Articles of Incorporation of the Corporation or these Bylaws, any Transaction involving the Corporation or any of its subsidiaries or the Operating Partnership shall require the affirmative vote of a majority of the directors ("Disinterested Members") on the Board of Directors of the Corporation who are not employees, officers, directors, Affiliates or Associates of the Interested Person who or which is a party to the Transaction.

               (b) As used in this Section 14:

               (i) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               (ii) A Person shall "Beneficially Own" and be the "Beneficial Owner" of any Paired Shares or Units:

                       (A) which such Person or any of its Affiliates or
               Associates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act; or

                       (B) which such Person or any of its Affiliates or
               Associates has (I) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (II) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any Paired Shares of Units solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which Paired Shares or Units neither such Person not any such Affiliate or Associate is otherwise deemed the Beneficial Owner); or

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                       (C) which are beneficially owned, directly or indirectly,
               within the meaning of the Rule 13d-3 under Exchange Act, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph (B) above) or disposing of any Paired Shares or Units.

               (iii) "Interested Person" shall mean any Person who or which is the Beneficial Owner, directly or indirectly, of 5% or more the outstanding Paired Shares or the outstanding Units or who or which is an Affiliate or Associate of the Trust, the Corporation or either of the Partnerships. for the purposes of determining whether a Person is an Interested Person, the number of Paired Shares or Units deemed to be outstanding shall include Paired Shares or Units deemed owned through application of paragraphs (A), (B) and (C) of paragraph (ii) above but shall not include any other unissued Paired Shares or Units which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (iv) "Operating Partnership" shall mean SLC Operating Limited Partnership, a Delaware limited partnership.

               (v) "Paired Shares" shall mean the shares of common stock of the Corporation and the shares of beneficial interest of the Trust which are paired pursuant to the Pairing Agreement dated June 25, 1980 between the Trust and the Corporation, as amended from time to time.

               (vi) "Partnership Agreement" shall mean the Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

               (vii) "Partnerships" shall mean the Operating Partnership and SLT Realty Limited Partnership, a Delaware limited partnership.

               (viii) "Person" shall mean any individual, limited partnership, general partnership, corporation, limited liability company or any other firm or entity.

               (ix) "Transaction" shall mean any contract, sale, lease, exchange, mortgage, transfer or disposition to or with, or any other transaction with, any Interested Person, including, without limitation, any election with respect to the method of payment for an exchange of Units for Paired Shares or any action to be taken by the Corporation, the Trust or the Partnerships with respect to the senior debt of SLT Realty Limited Partnership.

               (x) "Trust" shall mean Starwood Hotels & Resorts, a Maryland real estate investment trust.

               (xi) "Units" shall have the meaning set forth in the Partnership Agreement.

               (c) A majority of the Disinterested Members shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Section 14, including, without limitation, (i) whether a Person is an Interested Person, (ii) the number of Paired Shares or Units that any Person Beneficially Owns, and (iii) whether a Person is an Affiliate or Associate of another. A majority of the Disinterested Members shall have the right to

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demand that any Person who is reasonably believed to be an Interested Person (or who holds of record Paired Shares or Units that any Interested Person Beneficially Owns) supply the Corporation with complete information as to (i) the record owner(s) of all Paired Shares or Units that such Person who is reasonably believed to be an Interested Person Beneficially Owns, (ii) the number of, and class or series of, Paired Shares or Units that such Person who is reasonably believed to be an Interested Person Beneficially Owns and the number(s) of the certificate(s), if any, evidencing such Paired Shares or Units and (iii) any other factual matter relating to the applicability or effect of this Section 14, as may be reasonably requested of such Person, and such Person shall furnish such information within 10 days after receipt of such demand.

               (d) Nothing contained in this Section 14 shall be construed to relieve any Interested Person from any fiduciary obligation imposed by law.

               (e) Notwithstanding anything to the contrary contained in these Bylaws, this Section 14 may be amended or repealed only by a majority of directors on the Board of Directors of the Corporation who are not employees, officers, Affiliates or Associates of the Trust, the Corporation, the Partnerships or any Interested Person.

               SECTION 15. WAIVER OF NOTICE. The transactions of any meeting of the Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if either before or after the meeting each of the Directors not present signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be lodged with the Corporation records or made a part of the minutes of the meeting.

               SECTION 16. INDEPENDENT DIRECTORS. Notwithstanding anything to the contrary contained in these Bylaws, not less than a majority of the Board of Directors of the Corporation shall be composed of "Independent Directors." For purposes of this Section 16, an "Independent Director" is a Director of the Corporation who is not employed by or an affiliate (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of the Corporation, the Trust or Starwood Capital Group, L.L.C.


                                   ARTICLE IV

                                   COMMITTEES

               SECTION 1. EXECUTIVE COMMITTEE. (a) The Board of Directors may appoint two or more directors to constitute an Executive Committee. One of such directors shall be designated as Chairman of the Executive Committee. The Executive Committee shall have and may exercise all of the rights, powers and authority of the Board of Directors, except as expressly limited by the Maryland General Corporation Law as amended from time to time.

               (b) The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as it may determine. The Chairman of the Executive Committee or, in the absence of a Chairman, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof or such other person chosen by the Executive Committee shall act as secretary. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at a meeting shall be required for any action of the Executive Committee.

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               SECTION 2. OTHER COMMITTEES. The Board of Directors may appoint such other committees as it shall deem advisable and with such authority as the Board of Directors shall from time to time determine.

               SECTION 3. OTHER PROVISIONS REGARDING COMMITTEES. (a) The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.

               (b) Members of any committee shall be entitled to such compensation for their services as from time to time may be fixed by the Board of Directors. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

               (c) Unless prohibited by law, the provisions of Section 12, 13 and 15 of Article III shall apply to all committees.


                                    ARTICLE V

                                    OFFICERS

               SECTION 1. POSITIONS. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors also may choose one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents at the Board from time to time deems necessary or appropriate. The Board of Directors may delegate to the President of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the President, Secretary or Treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Vice President, President and Secretary, or President and Assistant Secretary.

               SECTION 2. TERM OF OFFICE; REMOVAL. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the President pursuant to authority delegated to the President by the Board of Directors may be removed, with or without cause, at any time whenever the President in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board of Directors (or by the President in the case of a vacancy occurring in an office to which the President has been delegated the authority to make appointments).

               SECTION 3. COMPENSATION. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that such officer also receives from the Corporation compensation in any other capacity.

               SECTION 4. PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs

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and property of the Corporation and general supervision over its other officers and agents. In general, the President shall perform all duties incident to the office of President of a stock corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power and authority to execute all written instruments, of every nature, on behalf of the Corporation, and shall be, ex officio, a member of all standing committees. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders.

               SECTION 5. VICE PRESIDENTS. In the absence or disability of the President, the Vice President (or in the event there is more than one, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice-President designated by the Board of Directors), shall perform the duties and exercise the powers of the President. The Vice Presidents shall have the power and authority to execute on behalf of the Corporation all written instruments of every nature. A Vice President also generally shall assist the President and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

               SECTION 6. SECRETARY. The Secretary shall perform such duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have custody of the seal of the Corporation, shall have authority (as shall any Assistant Secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

               SECTION 7. ASSISTANT SECRETARY. The Assistant Secretary, if any (or in the event there is more than one, the Assistant Secretaries in the order designated or, in the absence of any designation, the order of their election or appointment), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. An Assistant Secretary shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

               SECTION 8. TREASURER. The Treasurer shall have the custody of the corporate funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors from time to time and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.

               SECTION 9. ASSISTANT TREASURER. The Assistant Treasurer, if any (or in the event there is more than one, the Assistant Treasurers in the order designated or, in the absence of any designation, in the order of their election or appointment), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. An Assistant Treasurer shall perform such other duties and have such other powers as form time to time may be prescribed by the Board of Directors.



                                       11
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                                   ARTICLE VI

                                     NOTICES

               Except as otherwise specifically provided in these Bylaws, any notice required or permitted to be given to any director, officer, stockholder or committee member shall be given in writing, either personally, by telecopier or by first-class mail with postage prepaid, in either case addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered or telecopied notices shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, and mailed notices shall be deemed to be given at the time they are deposited in the United States mail.


                                   ARTICLE VII

                               GENERAL PROVISIONS

               SECTION 1. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or Assistant Secretary of the Corporation shall have full power and authority to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise.

               SECTION 2. DIVIDENDS. Subject to the Maryland General Corporation Law, dividends upon the outstanding capital stock of the Corporation or other distributions may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation's capital stock. Stockholders shall have no right to any dividend or distribution unless and until declared by the Board of Directors.

               SECTION 3. REGISTERED STOCKHOLDERS. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed) and to vote (in the case of voting stock) as such owner. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name or address of the stockholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such stockholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least ten (10) days prior to the mailing of such notice or dividend. Nothing in these Bylaws shall be deemed to preclude the Corporation from inquiring as to the actual ownership of any shares of its capital stock, nor impose upon the Corporation or its transfer agent a duty, nor limit their rights to inquire into adverse claims.

               SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATE. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board of Directors shall require and to deliver to the Corporation a bond in such sum, or other security in such form, as the Board of Directors may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

               SECTION 5. RESERVES. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and from time to time may increase, diminish or vary such reserves.

               SECTION 6. FISCAL YEAR. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

               SECTION 7. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "State of Maryland."

               SECTION 8. EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. The provisions of Sections 3-701 to 3-709 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any shares of common stock of the Corporation now or hereafter held of record or beneficially held by any person whatsoever, it being the intent of this provision that the Corporation opt out of the aforementioned sections in their entirety and that all persons and shares of beneficial interest held by such persons be exempted from such sections to the fullest extent permitted by Maryland law.


                                   ARTICLE VII

                                   AMENDMENTS

               These Bylaws may be amended or repealed or new or additional Bylaws may be adopted only by the vote or written consent of the Directors, and the stockholders shall not have any power to amend or repeal these Bylaws or to adopt new or additional Bylaws.

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